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                                                                    EXHIBIT 10.8

                               AMENDMENT TO LEASE

            AGREEMENT (this "Agreement" or this "Amendment") made as of the 26th day of January, 1999 between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, hereinafter referred to as "Landlord" and DOUBLECLICK INC., a Delaware corporation, having its place of business at 41 Madison Avenue, New York, New York 10010, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:

            WHEREAS, pursuant to an Agreement of Lease made as of January 26, 1999 (the "Lease"; all capitalized and other terms used herein (but not otherwise defined herein and which are defined in the Lease) shall have the respective meanings ascribed to such terms in the Lease) between Landlord and Tenant, Landlord demised to Tenant space on the sixteenth (16th) floor and other space as indicated therein (herein sometimes collectively called the "Original Premises") in the building known as 450 West 33rd Street in the Borough of Manhattan, City of New York; and

            WHEREAS, the parties desire to amend the Lease to reflect the addition of additional space to the Original Premises.

            NOW THEREFORE, in consideration of the sum of ten dollars and other good and valuable consideration paid by each party to the other, receipt whereof is hereby acknowledged, it is agreed as follows:

            FIRST: Upon the date of this Amendment (the "Additional Space Commencement Date"), Landlord shall deliver possession to Tenant of the space on the twelfth
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(12th) floor of the building, as cross-hatched on the diagram annexed hereto as
Exhibit A (which space shall be deemed to be part of the Interior Demised Area), and loading bay #18 and freight elevator #F-13, as cross-hatched on the diagram annexed hereto as Exhibit B, (collectively the "Additional Space"), and the Additional Space shall be deemed to be part of the demised premises for the balance of the term of the Lease (including any renewals thereof pursuant to Article 53 thereof). Except as otherwise provided in this Agreement, whenever in the Lease reference is made to the "demised premises", "leased premises" or a similar phrase, from and after the Additional Space Commencement Date such phrases shall be deemed to include the Additional Space, and, except as otherwise expressly set forth herein or in the Lease, all the terms, covenants, and conditions of the Lease shall apply to both the Original Premises and the Additional Space. For purposes of the Additional Space only, the terms "Commencement Date", "on the date of this lease", "on the date hereof" or any such similar terms shall mean the Additional Space Commencement Date, and the term "Rent Commencement Date" shall be deemed to be the date which shall be the 274th day after the Commencement Date.

            SECOND: Effective upon the Additional Space Commencement Date, the provisions of the Lease underscored below in this Paragraph SECOND shall be applied separately to the Original Premises and to the Additional Space. As applied to the Original Premises only, such provisions are not modified, except that references therein to the "demised premises", "leased premises" or a similar phrase shall be deemed references only to the original Premises. As applied to the Additional Space only, such provisions are hereby modified to provide that references therein (including as modified hereby) to the "demised premises", "leased premises" or a similar phrase shall be deemed references only to the Additional Space, and such provisions are also hereby modified, with respect to the Additional Space only, as follows:


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            (A) Rule and Regulation #3

               Reference to loading bay #21 and freight elevator #F-8 in Insert 44 of the Text to Numbered Insertions shall be deemed a reference to loading bay #18 and freight elevator #F-13.

            (B) Rule and Regulation #8 and Rule and Regulation #14

               Reference to the tenant of the 12th floor of the building in Inserts 47 and 49 of the Text to Numbered Insertions shall be deemed a reference to any prospective tenant of space in the building.

            (C) Article 38(A)(1)

               (1) The amount of fixed rent for the Additional Space provided in
Article 38(A)(1)(i) of the Lease shall be THREE MILLION ONE HUNDRED FIFTY-THREE THOUSAND SIX HUNDRED FIFTY-FOUR AND 00/100ths DOLLARS ($3,153,654.00) and the term "Rent Commencement Date" therein shall be changed to the term "Commencement Date".

               (2) The amount of fixed rent for the Additional Space provided in
Article 38(A)(1)(ii) of the Lease shall be THREE MILLION FOUR HUNDRED THREE THOUSAND NINE HUNDRED FORTY-FOUR AND 00/100ths DOLLARS ($3,403,944.00) and the term "Rent Commencement Date" used therein shall be changed to the term "Commencement Date".

            (D) Article 38(E)

               The phrase "one-year period", appearing in two places in the first sentence of Article 38(E) shall be changed to the phrase "274-day anniversary of the Commencement Date" at the end of the sentence of Article 38(E) shall be changed to the phrase "the Rent Commencement Date, as defined in the Amendment to Lease dated as of January 26, 1999 (the

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"Amendment") between Landlord and Tenant", and the second sentence of Article
38(E) is deleted.

            (E) Article 39(B)

               The last sentence of Article 39(B) is deleted and the following is substituted in lieu thereof:

            "Landlord shall provide the twelfth floor of the demised premises with ten (10) watts of connected load of electricity per rentable square foot of the twelfth floor of the demised premises and such electrical capacity shall thereafter remain for Tenant's use for the balance of the term of the lease. If, by reason of Landlord's failure to provide (or Landlord's delay in providing) such amount of watts of electricity to Tenant (taking into consideration the existing electrical capacity for the twelfth floor of the demised premises and any alternative measures Landlord may take to ameliorate the effect on Tenant of any such failure or delay) in connection with Tenant's work for the Tenant Improvements or thereafter, Tenant shall incur increased costs in connection with such work or Tenant is delayed in commencing its operations from the demised premises, Landlord shall reimburse Tenant for the amount of any such increase in costs and Tenant shall receive an additional day of fixed rent abatement pursuant to Article 38(E) for each day of any such delay that Tenant sustains in commencing its operations from the demised premises, provided that, notwithstanding the foregoing, Landlord shall not be liable for any such reimbursement and Tenant shall not receive any such additional fixed rent abatement to the extent that Landlord's failure to provide (or delay in providing) the aforementioned watts of electricity to Tenant is due to force majeure events. The steam capacity servicing the demised premises as of the date of the Amendment shall remain for Tenant's use during the term of this lease."

            (F) Article 39 (E)

               The amounts "$50,361.00", "$125,902.50", and "$25,180.50" set forth in Article 39(E) of the Lease, shall be "$100,116.00," "$250,290.00" and "$50,058.00," respectively, and the phrase "the 120th day" shall be "the 90th day".


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            (G) Article 39(G)

               There is no further modification required of these provisions since Tenant is given the right to receive up to an additional 400 amperes of "back-up" electricity (at 460/480 volts) from the building generator for the twelfth floor of the building, pursuant to the terms and conditions of Article 39(G).

            (H) Article 41

               The phrases "the 16th floor," "loading bay #21" and "freight elevator #F-8," wherever used in Article 41, shall be changed to the phrases "the 12th floor," "loading bay #18" and "freight elevator #F-13," respectively, and the following is added at the end of the second sentence of Article 41 after the words "except as otherwise expressly set forth herein":

               "and except that Landlord shall perform the following work, which shall be of material, design, capacity, finish and color standard for the building:

               (i) Landlord shall furnish and install perimeter heating and enclosures throughout the twelfth floor;

               (ii) The bathrooms in the twelfth floor will be in compliance with the Americans with Disabilities Act;

               (iii) Landlord will remove all hazardous material, including asbestos, from the demised premises which is in the demised premises on the date of the Amendment, and Landlord will provide Tenant with a Form ACP-5 in connection with Tenant's application to the Buildings Department for an alterations permit for the Tenant Improvements. If, by reason of Landlord's failure to so remove (or Landlord's delay in removing) any such hazardous material or provide Tenant with a Form ACP-5 (taking into consideration any alternative measures Landlord may take to ameliorate the effect on Tenant of any such failure or delay) in connection with Tenant's work for the Tenant Improvements or thereafter, Tenant shall incur increased costs in connection with such work or Tenant is delayed in commencing its operations from the demised premises, Landlord shall reimburse Tenant for the amount of any such increase in costs and Tenant shall receive an additional day of fixed rent abatement pursuant to Article 38(E) for each day of any such delay that Tenant sustains in commencing its operations from the demised premises.


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               "Except for work referred to in clause (iii) above, which shall be completed by Landlord as indicated above, Landlord shall use its best efforts to complete the work referred to in clauses (i) and (ii) above as soon as possible after the date of the Amendment, subject to delays due to force majeure and to delays attributable to delays of, or failures in, Tenant's consulting with Landlord, in Tenant's supplying information or giving authorizations, in Tenant's interference with Landlord's performance of such work, or to any other reason attributable to Tenant or Tenant's contractors (of any level), employees or invitees."

            (I) Article 42

               (1) The percentage "3.584%" set forth in Article 42(A)(iii) shall be "7.126%".

               (2) The Base Tax Year set forth in Article 42(A)(iv) shall be the fiscal year from July 1, 1999 to June 30, 2000.

            (J) Article 43

               (1) The Expense Base Year set forth in Article 43(A)(5) shall be the calendar year 1999.

               (2) The percentage "3.584%" set forth in Article 43 (A) (6) shall be "7.126%".

               (3) The date "January 1, 1999" set forth in Article 43(B) shall be "January 1, 2000".

            (K) Articles 44 and 45

               (1) The amount of Landlord's Work Contribution set forth in
Article 44(A)(1) shall be $4,033,984.00 for the Additional Space.

               (2) Subdivisions (a), (b), (c), (d), (e) and (f) of Article 44(A)(2) shall be deleted and the following substituted in lieu thereof:


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               "(a) HVAC System. Furnishing and installation of a 400 ton HVAC system on the north or south sides (or at Tenant's election on the east or west sides) of the terrace area outside the 16th floor of the building or on the second roof setback (but not on the upper roof of the 16th floor of the building) or in such other location as is agreeable to Landlord and Tenant, with the specifications therefor to be determined by Tenant, subject to Landlord's prior written consent, not to be unreasonably withheld or delayed."

               (3) The last paragraph of Article 45(A) is amended for the Additional Space to change the amount "$100;000" to the amount "$200,000".

            (L) Article 53

               Article 53 shall be applied separately for the Original Premises and the Additional Space, and in applying such Article separately to the Additional Space, the Base Tax Year referred to in Article 53(b)(iii) shall be the fiscal tax year in which the commencement of the renewal term shall occur and the Expense Base Year referred to in Article 53(B)(iv) shall be the calendar year in which the commencement of the renewal term shall occur.

            (M) Article 56(I)

               Article 56(1) is deleted with respect to the Original Premises, but is restated to apply solely to the Additional Space, and as restated, reads as follows:

                    "(I) Notwithstanding anything to the contrary contained
               elsewhere in this lease, in the event that or on prior to the fifth anniversary of the Commencement Date of this lease, a prospective tenant of space in the building shall require a dedicated loading bay and freight elevator and there is no other loading bay and freight elevator available for such prospective tenant (except for the building loading bay and freight elevator used in common by the tenants of the building), Tenant shall share the use of loading bay #18 and freight elevator F-13 with such prospective tenant on an equal basis, including the sharing, on an equal basis with such other tenant, of all obligations, liabilities, costs and expenses imposed by this lease with respect to such loading bay and freight elevator on Tenant. Upon the election by

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               such prospective tenant to use such loading bay and freight elevator, provided that there is no other loading bay and freight elevator available for such prospective tenant (except for the building loading bay and freight elevator used in common by the tenants of the building), the same shall be deemed deleted from the demised premises, and in lieu thereof, Tenant and such prospective tenant shall share the exclusive use of such loading dock and freight elevator; Landlord shall thereafter be required to maintain the same at its cost and expense, and Tenant shall be obligated to reimburse Landlord for 50% of the costs thereof as additional rent under this lease."

            (N) Article 56(J)(2)

               The percentage in Article 56(J)(2) shall be 7.126%.

            (O) Article 58

               (1) The amount set forth in Article 58(A)(i) of the Lease shall be FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00).

               (2) The amount set forth in Article 58(A)(ii) of the Lease shall be TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00).

               (3) The amount set forth in Article 58(A)(iii) of the Lease shall be TWO MILLION AND 00/100 DOLLARS ($2,000,000.00).

               (4) The amount set forth in Article 58(A)(iv) of the Lease shall be ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00).

               (5) The amount set forth in Article 58(A)(v) of the Lease shall be ONE MILLION AND 00/100 DOLLARS ($1,000,000.00).

               (6) The amount set forth in Article 58(A)(vi) of the Lease shall be FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00).

               At Tenant's option, Tenant may provide Landlord with one Letter of Credit which shall aggregate its obligations hereunder with respect to the Additional Space and its


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obligations under Article 58 of the Lease with respect to the Original Premises, it being understood and agreed that such Letter of Credit must be satisfactory to Landlord.

            (P) Exhibit D

               The amounts "$28.75" and "$31.75" in Exhibit D to shall be changed to "$31.50" and "$34.00", respectively, and the two references to the "Rent Commencement Date" shall be deemed to be references to the "Commencement Date".

               THIRD: Article 52 of the Lease shall apply to both the Original Premises and the Additional Space together. In connection therewith, Landlord and Tenant confirm that any calculation concerning rental terms of all or any portion of the Original Space shall be performed using the rental terms of the Original Space set forth in the Lease, prior to this Amendment, and any calculation concerning rental terms of all or any portion of the Additional Space shall be performed using the rental terms of the Additional Space set forth in this Agreement.

               Article 52(E)(8) is amended to read as follows:

               "(8) No subletting shall be for less than ten thousand (10,000) contiguous rentable square feet of the demised premises and at no time shall there be more than two (2) occupants, including Tenant, in the Original Premises (as such term is defined in the Amendment) or more than four (4) occupants, including Tenant, in the Additional Space (as such term is defined in the Amendment)."

               The following is added to Article 52:

               "(K) On or prior to the third anniversary of the date of the Amendment, Tenant may sublease up to 50% of the rentable square foot area of the Additional Space (as such term is defined in the Amendment), for terms not to exceed five (5) years each, pursuant, and subject, to all the other terms and conditions of this Article 52 (including obtaining Landlord's consent thereto, not to be unreasonably withheld

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               or delayed, subject to the other terms and conditions of this
               Article 52), except that Article 52(G) shall not apply with respect to any such sublease."

            FOURTH: Article 44(A)(2)(a) of the Lease, as it read prior to this Amendment and as it applies to the Original Premises is amended to delete the words: "on the upper roof" and to substitute the words: "on the second roof setback".

            FIFTH: Tenant warrants and represents that it has dealt with no brokers other than Insignia/Edward S. Gordon Company Inc. ("Gordon") and Newmark & Company Real Estate, Inc. ("Newmark") in connection with this Agreement. Tenant agrees to indemnify, defend and hold Landlord harmless, including reasonable attorneys' fees and expenses, against any claims for brokerage commission in connection with this Agreement arising out of any conversations or negotiations had by Tenant with any broker other than Gordon and Newmark. Landlord will pay the leasing commission due to Gordon and Newmark pursuant to a separate agreement or agreements and will indemnify Tenant for all claims of brokers which have dealt with Landlord in connection with this Agreement and not dealt with Tenant.

            SIXTH: This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto, although it shall not be necessary that any single counterpart be signed by or on behalf of both of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument. A faxed signature by or on behalf of any party on any counterpart shall be deemed to be the equivalent of the original of the signature of such party, it being understood that the counterpart containing such original signature shall be promptly thereafter forwarded to the other party hereto.


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            SEVENTH: Whenever reference is made to freight elevator #F-8 in the letter dated January 26, 1999 between Landlord and Tenant, which was delivered simultaneously with the delivery of the Lease, such reference shall also be deemed to be a reference to freight elevator #F-13.

            EIGHTH: This Agreement may not be changed, modified or canceled orally. As amended hereby, the Lease is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                                    By: /s/ illegible
                                        ----------------------------------------
                                        Investment Officer

                                    DOUBLECLICK INC.

                                    By: /s/ Jeff Epstein
                                        ----------------------------------------
                                        Chief Financial Officer


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